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                       [IPVOICE.COM, INC.(TM) LETTERHEAD]

PRESS RELEASE

IPVOICE.COM, INC. (OTC: BB--IPVC) FINALIZES $2.5 MILLION FUNDING LED BY AUGUSTINE AND SCHAAR FUNDS

WEDNESDAY, MAY 24, 2000 -- (PHOENIX, AZ) IPVoice.com, Inc. announced today the completion of a $2.5 million venture capital funding in equity financing from the Augustine Fund, LP and the Schaar Fund, Ltd. IPVoice will use the new funds to continue network sales for business, international and residential markets. This financing follows the completion of May 19 of a tender offer which enabled IPVoice.com to reduce the outstanding shares of its Senior Convertible Preferred Stock by approximately 83%, reduce its outstanding debt by $753,450 and reduce the number of outstanding warrants to purchase common stock by 571,875. Another $186,750 of debt was restructured. In connection with the tender offer, IPVoice.com is issuing 543,876 shares of restricted common stock.

"This is an exciting time to be a part of IPVoice.com," said Barbara Will, president and COO of IPVoice.com. "We will continue our facilities expansion programs and are actively recruiting technical, customer support and sales professionals. Together with the successful completion of the tender offer, this put us financially on track and will enable us to deliver innovative solutions for enhancing our IP Telephony network performance and efficiency to our telecom customers."

"IPVoice.com is already generating excitement in the industry due to its innovative IP Telephone service and products," said David Asplund from Delano Group Securities. "We are confident that IPVoice's team, together with their innovative technology and the resulting product offerings, will make a significant impact on the telecomunication industry."

IPVoice.com's back office technology is the latest advance in telecommunications management. Consumers can now apply for IP Telephony service, choosing from a wide selection of telecommunication services. Unlike other IP Telephony services currently available on the market, IPVoice solution offers Phone-to-Phone calling with superb voice quality, as well as a

* FOR RELEASE MAY 24, 2000                                                  more
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vast selection of calling products -- Flat5, 4+4, Flat25 -- along with prepaid calling cards and other services today's customer is looking for in VoIP.

Along with its variety of services, IPVoice.com utilizes its TruePartner Program to increase the range of its network. A True-Partner Master Distributor
(TPMD) is a separate and autonomous business entity, which undertakes to represent IPVoice's network, products and services to customers in its home market.

IPVoice.com is the developer and producer of unique proprietary state-of-the-art software solution for use in IP Telephony. IPVoice.com's premier products are two Internet Gateways named "TrueConnect(TM)" and "SuperConnect", both fully Y2K compliant gateways that allows users to conduct real-time full duplex, high quality two-way voice communication over the Internet. To support TrueConnect and SuperConnect, IPVoice.com has developed proprietary support products in the areas of order entry; billing, customer service, agent management and a switching network management system. IPVoice.com believes its system is poised to compete very successfully with those of other manufacturers, such as VocalTec (NASDAQ:VOCL), and with other Voice over the Internet services such as the one offered by NetSpeak (NASDAQ:NSPK), in terms of functionality, efficiency and economy.

Note: This press release contains certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, and one-time events. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein.